UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2017
Date of Report (Date of Earliest Event Reported)

NOVUME SOLUTIONS, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	000-55833	81-56266334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective September 19, 2017, the Board of Directors of Novume Solutions, Inc., a Delaware corporation (the “Company”), adopted a set of Corporate Policies (the “Corporate Policies”) which include a Code of Conduct which functions as our Code of Ethics for the purposes of Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Corporate Policies also include Corporate Information and Insider Trading Policies, Investment & Cash Policies and Whistleblower Policy. The Corporate Policies apply to all officers, directors and employees of the Company, including but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller.

The Corporate Policies are available on the Company’s corporate website at http://www.novume.com, under the Corporate Governance subsection. Additionally, the Company will provide any person without charge a copy of the Corporate Policies if a request is made in writing and delivered to the following address:

Novume Solutions, Inc.
14420 Albemarle Point Place, Suite 200
Chantilly, VA, 20151
Attn: General Counsel

The foregoing description of the amendments to the Corporate Policies does not purport to be complete and is qualified in its entirety by reference to the full text of the Corporate Policies, attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

14.1	Corporate Policies, effective September 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2017	By:	/s/ Robert A. Berman
Robert A. Berman, Chief Executive Officer